Exhibit 99.1

Media Contact	April 26, 2016
Casey Lassiter, 205-410-2777	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Crissy Carlisle, 205-970-5860
crissy.carlisle@healthsouth.com
HealthSouth Reports Strong Revenue, Volume, and Adjusted EBITDA Growth
in Both Segments for First Quarter 2016 and Raises Full-Year 2016 Guidance
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services, today reported its results of operations for the first quarter ended March 31, 2016.
“The first quarter was an excellent start to the year as both segments generated strong volume, revenue, and Adjusted EBITDA growth,” said Jay Grinney, President and Chief Executive Officer of HealthSouth. “Additionally, we produced $129.5 million of adjusted free cash flow which we were able to invest in a variety of value-creating ways: expanding our portfolio of hospitals and home health agencies; reducing our long-term debt by $55.3 million; repurchasing 314,532 shares of our common stock; and paying a $0.23 per share cash dividend. As a result of these very strong results, we are increasing our guidance for full-year net operating revenues, Adjusted EBITDA, and adjusted earnings per share.”
Consolidated Results

			Growth
	Q1 2016	Q1 2015	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$909.8	$740.6	$169.2	22.8%
Income from continuing operations attributable to HealthSouth per diluted share	0.61	0.44	0.17	38.6%
Adjusted earnings per share	0.61	0.51	0.10	19.6%
Cash flows provided by operating activities	159.7	102.0	57.7	56.6%
Adjusted EBITDA	192.1	156.1	36.0	23.1%
Adjusted free cash flow	129.5	79.4	50.1	63.1%
Revenue growth primarily resulted from strong volumes in both of the Company's operating segments and included the effect of the Company's acquisitions of Reliant Hospital Partners, LLC and affiliated entities (“Reliant”) on October 1, 2015 and CareSouth Health System, Inc. (“CareSouth”) on November 2, 2015.
The increase in adjusted earnings per share primarily resulted from increased Adjusted EBITDA. Adjusted earnings per share also included the impact of higher interest expense related to the financing of the Reliant and CareSouth acquisitions, higher depreciation and amortization related to acquisitions and capital investments, and a lower share count resulting from share repurchases in the fourth quarter of 2015 and first quarter of 2016.
Adjusted free cash flow increased primarily as a result of the Company's growth in Adjusted EBITDA. Adjusted free cash flow in the first quarter of 2016 included increased cash interest expense related to the acquisitions of Reliant and CareSouth and lower working capital primarily attributable to payroll-related liabilities.

1

See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient Rehabilitation Segment Results

			Growth
	Q1 2016	Q1 2015	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$719.4	$606.6	$112.8	18.6%
Outpatient and other	29.8	23.7	6.1	25.7%
Total segment revenue	$749.2	$630.3	$118.9	18.9%

	(Actual Amounts)
Discharges	41,098	35,116	5,982	17.0%
New-store discharge growth				14.2%
Same-store discharge growth				2.8%
Net patient revenue per discharge	$17,505	$17,274	$231	1.3%

	(In Millions)
Adjusted EBITDA	$196.9	$164.4	$32.5	19.8%

•
Revenue - Revenue growth resulted primarily from strong same-store and new-store volume growth. Discharge growth from new stores resulted from the Company's acquisitions of Reliant (October 2015) and Cardinal Hill Rehabilitation Hospital (May 2015), the Company's joint ventures with Memorial Health in Savannah, Georgia (April 2015) and CHI St. Vincent in Hot Springs, Arkansas (February 2016), and the de novo opened in Franklin, Tennessee (December 2015).

Net patient revenue per discharge was impacted by the ramping up of new hospitals (Franklin, TN and Hot Springs, AR) which are required to treat a minimum of 30 patients for zero revenue as part of the Medicare certification process. In the first quarter of 2016, the Company also recorded a $1.8 million revenue reserve related to post-payment claims reviews.
Outpatient revenues increased by $6.1 million in the first quarter of 2016 compared to the first quarter of 2015 due to the acquisitions of Reliant and Cardinal Hill.

•
Adjusted EBITDA - Inpatient rehabilitation segment Adjusted EBITDA increased by 19.8% driven primarily by revenue growth. Adjusted EBITDA for the segment was impacted by an increase in salaries and benefits as a percent of revenue. This increase primarily resulted from merit and benefit cost increases, as well as the ramping up of new stores. Hospital operating expenses (other operating expenses, supplies, and occupancy costs) improved as a percent of net operating revenues in the first quarter of 2016 compared to the first quarter of 2015 primarily due to increased revenue, continued supply chain initiatives, and the impact of an approximate $4 million litigation charge recorded in the first quarter of 2015. This improvement in hospital operating expenses occurred in spite of an increase in occupancy costs as a percent of net operating revenues due to the acquisition of Reliant. Bad debt expense as a percent of net operating revenues increased from 1.7% in the first quarter of 2015 to 2.1% in the first quarter of 2016 due to administrative payment delays at the Company's largest Medicare Administrative Contractor and continued payment delays resulting from the implementation of ICD-10 by certain payors. Pre-payment claims denials increased year over year but were consistent with the level experienced in the second half of 2015.

2

Home Health and Hospice Segment Results

			Growth
	Q1 2016	Q1 2015	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$150.9	$103.9	$47.0	45.2%
Hospice and other	9.7	6.4	3.3	51.6%
Total segment revenue	$160.6	$110.3	$50.3	45.6%

	(Actual Amounts)
Admissions	25,763	16,499	9,264	56.1%
New-store admissions growth				43.5%
Same-store admissions growth				12.6%
Episodes	43,844	29,512	14,332	48.6%
New-store episode growth				36.3%
Same-store episode growth				12.3%
Revenue per episode	$3,035	$3,102	$(67)	(2.2)%

	(In Millions)
Adjusted EBITDA	$22.6	$16.9	$5.7	33.7%

•
Revenue - Revenue growth resulted from strong same-store and new-store volume growth. Growth from new stores resulted from the acquisition of CareSouth and Encompass' other acquisitions throughout 2015.

Revenue per episode was impacted by the Medicare home health reimbursement rate cuts that became effective January 1, 2016 and lower revenue per episode at CareSouth due to patient mix.

•
Adjusted EBITDA - Growth in Adjusted EBITDA resulted primarily from revenue growth. Adjusted EBITDA for the segment was impacted by lower average revenue per episode, merit and benefit costs increases year over year, and expenses related to the integration of CareSouth.

Capital Structure Transactions
Repurchases of Common Stock
During the first quarter of 2016, the Company repurchased 314,532 shares of its common stock for approximately $11 million in the open market. As of March 31, 2016, the Company had a remaining repurchase authorization of approximately $149 million.
Redemption of Senior Notes
In March 2016, the Company redeemed $50 million of the outstanding principal amount of its 7.75% Senior Notes due 2022 (the “2022 Notes”). Pursuant to the terms of the 2022 Notes, this optional redemption was made at a price of 103.875%, which resulted in a total cash outlay of approximately $52 million. This redemption was funded using cash on hand and capacity under the Company's revolving credit facility. As a result of this redemption, the Company recorded a $2.4 million loss on early extinguishment of debt in the first quarter of 2016.
In April 2016, the Company gave notice of its intent to redeem an additional $50 million of the outstanding principal amount of the 2022 Notes. This optional redemption also will be made at a price of 103.875%. The Company plans to use cash on hand and capacity under its revolving credit facility to fund the redemption, which will close in May 2016. As a result of this redemption, the Company expects to record an approximate $2 million loss on early extinguishment of debt in the second quarter of 2016.
“The continued strength and consistency of our free cash flow facilitated an approximate $55 million reduction in our funded debt in the first quarter of 2016,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “Together with the growth in Adjusted EBITDA, this resulted in a 0.3x decrease in our leverage ratio from year-end 2015.”

3

2016 Guidance
Based on its results for the first quarter of 2016 and its current expectations for the remainder of 2016, the Company is increasing its full-year guidance ranges.

Full-Year 2016 Guidance Ranges
	Initial Guidance	Revised Guidance
(In Millions, Except Per Share Data)
Net operating revenues	$3,550 to $3,650	$3,580 to $3,680
Adjusted EBITDA	$765 to $785	$770 to $790
Adjusted earnings per share from continuing operations attributable to HealthSouth	$2.32 to $2.44	$2.37 to $2.49
For additional considerations regarding the Company's 2016 guidance ranges, see the supplemental slides posted on the Company's website at http://investor.healthsouth.com.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Wednesday, April 27, 2016 to discuss its results for the first quarter of 2016. For reference during the call, the Company will post certain supplemental slides at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 74092677. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services in 34 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. HealthSouth can be found on the Web at www.healthsouth.com.
Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (the “March 2016 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on April 26, 2016 (the “Q1 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. This press release includes certain non-GAAP financial measures as defined in Regulation G under the Securities Act of 1934. The Q1 Earnings Form 8-K provides further explanation and disclosure regarding the Company's use of non-GAAP financial measures and should be read in conjunction with this press release. In addition, the Company will post supplemental slides today on its website at http://investor.healthsouth.com for reference during its April 27, 2016 earnings call.
The Q1 Earnings Form 8-K and, when filed, the March 2016 Form 10-Q can be found on the Company's website at
http://investor.healthsouth.com and the SEC's website at www.sec.gov.

4

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In Millions)
Net operating revenues	$909.8	$740.6
Less: Provision for doubtful accounts	(16.5)	(11.6)
Net operating revenues less provision for doubtful accounts	893.3	729.0
Operating expenses:
Salaries and benefits	486.1	385.1
Other operating expenses	119.2	103.2
Occupancy costs	18.0	12.1
Supplies	35.0	31.4
General and administrative expenses	31.9	34.6
Depreciation and amortization	42.4	31.9
Government, class action, and related settlements	—	8.0
Professional fees—accounting, tax, and legal	0.2	2.2
Total operating expenses	732.8	608.5
Loss on early extinguishment of debt	2.4	1.2
Interest expense and amortization of debt discounts and fees	44.6	31.8
Other income	(0.6)	(0.5)
Equity in net income of nonconsolidated affiliates	(2.4)	(1.6)
Income from continuing operations before income tax expense	116.5	89.6
Provision for income tax expense	39.7	30.3
Income from continuing operations	76.8	59.3
Loss from discontinued operations, net of tax	(0.1)	(0.3)
Net income	76.7	59.0
Less: Net income attributable to noncontrolling interests	(18.7)	(16.5)
Net income attributable to HealthSouth	58.0	42.5
Less: Convertible perpetual preferred stock dividends	—	(1.6)
Net income attributable to HealthSouth common shareholders	$58.0	$40.9

(Continued)	5

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	89.5	87.1
Diluted	99.4	101.1

Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.65	$0.47
Discontinued operations	—	—
Net income	$0.65	$0.47
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.61	$0.44
Discontinued operations	—	—
Net income	$0.61	$0.44

Cash dividends per common share	$0.23	$0.21

Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$58.1	$42.8
Loss from discontinued operations, net of tax	(0.1)	(0.3)
Net income attributable to HealthSouth	$58.0	$42.5

6

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2016	December 31, 2015
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$73.2	$61.6
Accounts receivable, net of allowance for doubtful accounts of $44.7 in 2016; $39.3 in 2015	431.9	410.5
Other current assets	127.0	126.6
Total current assets	632.1	598.7
Property and equipment, net	1,317.7	1,310.1
Goodwill	1,891.9	1,890.1
Intangible assets, net	415.8	419.4
Deferred income tax assets	145.0	190.8
Other long-term assets	205.8	197.0
Total assets	$4,608.3	$4,606.1
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$36.6	$36.8
Accounts payable	62.7	61.6
Accrued expenses and other current liabilities	364.5	328.0
Total current liabilities	463.8	426.4
Long-term debt, net of current portion	3,079.6	3,134.7
Other long-term liabilities	144.8	144.6
	3,688.2	3,705.7
Commitments and contingencies
Redeemable noncontrolling interests	96.2	121.1
Shareholders’ equity:
HealthSouth shareholders’ equity	649.5	611.4
Noncontrolling interests	174.4	167.9
Total shareholders’ equity	823.9	779.3
Total liabilities and shareholders’ equity	$4,608.3	$4,606.1

7

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In Millions)
Cash flows from operating activities:
Net income	$76.7	$59.0
Loss from discontinued operations, net of tax	0.1	0.3
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	16.5	11.6
Depreciation and amortization	42.4	31.9
Equity in net income of nonconsolidated affiliates	(2.4)	(1.6)
Distributions from nonconsolidated affiliates	1.7	1.9
Stock-based compensation	4.5	9.4
Deferred tax expense	34.7	26.8
Other	5.9	10.8
Change in assets and liabilities—
Accounts receivable	(45.7)	(37.3)
Other assets	1.8	(2.9)
Accounts payable	0.6	2.1
Accrued payroll	20.9	(23.3)
Other liabilities	4.1	5.4
Premium received on bond issuance	—	8.0
Premium paid on redemption of bonds	(1.9)	—
Net cash used in operating activities of discontinued operations	(0.2)	(0.1)
Total adjustments	82.9	42.7
Net cash provided by operating activities	159.7	102.0

(Continued)	8

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In Millions)
Cash flows from investing activities:
Purchases of property and equipment	(31.4)	(17.7)
Capitalized software costs	(7.7)	(8.9)
Acquisitions of businesses, net of cash acquired	—	(7.3)
Net change in restricted cash	(3.2)	(15.0)
Other	2.8	3.2
Net cash used in investing activities	(39.5)	(45.7)
Cash flows from financing activities:
Proceeds from bond issuance	—	700.0
Principal payments on debt, including pre-payments	(56.3)	(252.9)
Borrowings on revolving credit facility	60.0	35.0
Payments on revolving credit facility	(60.0)	(350.0)
Debt amendment and issuance costs	—	(13.7)
Repurchases of common stock, including fees and expenses	(12.9)	—
Dividends paid on common stock	(21.3)	(18.6)
Dividends paid on convertible perpetual preferred stock	—	(1.6)
Distributions paid to noncontrolling interests of consolidated affiliates	(15.6)	(13.2)
Other	(2.5)	0.3
Net cash (used in) provided by financing activities	(108.6)	85.3
Increase in cash and cash equivalents	11.6	141.6
Cash and cash equivalents at beginning of period	61.6	66.7
Cash and cash equivalents at end of period	$73.2	$208.3

9

HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD
	Q1 2016	Q1 2015
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$192.1	$156.1
Interest expense and amortization of debt discounts and fees	(44.6)	(31.8)
Depreciation and amortization	(42.4)	(31.9)
Stock-based compensation expense	(4.5)	(9.4)
Noncash (loss) gain on disposal or impairment of assets	(0.2)	1.5
	100.4	84.5
Certain nonrecurring expenses:
Government, class action, and related settlements	—	(8.0)
Professional fees—accounting, tax, and legal	(0.2)	(2.2)
Loss on early extinguishment of debt	(2.4)	(1.2)
Pre-tax income	97.8	73.1
Income tax expense (1)	(39.7)	(30.3)
Income from continuing operations (2)	$58.1	$42.8

Basic shares	89.5	87.1
Diluted shares	99.4	101.1

Basic earnings per share (2)	$0.65	$0.47
Diluted earnings per share (2)	$0.61	$0.44

(1)	Current income tax expense for the three months ended March 31, 2016 and 2015 was $5.0 million and $3.5 million, respectively.

(2)	Income from continuing operations attributable to HealthSouth.

10

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q1
	2016	2015

Earnings per share, as reported	$0.61	$0.44
Adjustments, net of tax:
Government, class action, and related settlements	—	0.05
Professional fees — accounting, tax, and legal	—	0.01
Mark-to-market adjustments for stock appreciation rights	(0.01)	—
Loss on early extinguishment of debt	0.01	0.01
Adjusted earnings per share*	$0.61	$0.51
* Adjusted EPS may not sum due to rounding.

11

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended March 31, 2016
		Adjustments
	As Reported	Professional Fees - Accounting, Tax, and Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$192.1	$—	$—	$—	$192.1
Depreciation and amortization	(42.4)	—	—	—	(42.4)
Professional fees - accounting, tax, and legal	(0.2)	0.2	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	2.4	—
Interest expense and amortization of debt discounts and fees	(44.6)	—	—	—	(44.6)
Stock-based compensation	(4.5)	—	(2.4)	—	(6.9)
Loss on disposal or impairment of assets	(0.2)	—	—	—	(0.2)
Income from continuing operations before income tax expense	97.8	0.2	(2.4)	2.4	98.0
Provision for income tax expense	(39.7)	(0.1)	1.0	(1.0)	(39.8)
Income from continuing operations attributable to HealthSouth	$58.1	$0.1	$(1.4)	$1.4	$58.2
Add: Interest on convertible debt, net of tax	2.4				2.4
Numerator for diluted earnings per share	$60.5				$60.6

Diluted earnings per share from continuing operations**	$0.61	$—	$(0.01)	$0.01	$0.61
Diluted shares used in calculation	99.4
* Reconciliation to GAAP provided on page 14
** Adjusted EPS may not sum across due to rounding.

12

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended March 31, 2015
		Adjustments
	As Reported	Government, Class Action, and Related Settlements	Professional Fees - Accounting, Tax, and Legal	Loss on Early Extinguishment of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$156.1	$—	$—	$—	$156.1
Depreciation and amortization	(31.9)	—	—	—	(31.9)
Government, class action, and related settlements	(8.0)	8.0	—	—	—
Professional fees - accounting, tax, and legal	(2.2)	—	2.2	—	—
Loss on early extinguishment of debt	(1.2)	—	—	1.2	—
Interest expense and amortization of debt discounts and fees	(31.8)	—	—	—	(31.8)
Stock-based compensation	(9.4)	—	—	—	(9.4)
Gain on disposal or impairment of assets	1.5	—	—	—	1.5
Income from continuing operations before income tax expense	73.1	8.0	2.2	1.2	84.5
Provision for income tax expense	(30.3)	(3.2)	(0.9)	(0.5)	(34.9)
Income from continuing operations attributable to HealthSouth	$42.8	$4.8	$1.3	$0.7	$49.6
Add: Interest on convertible debt, net of tax	2.3				2.3
Numerator for diluted earnings per share	$45.1				$51.9

Diluted earnings per share from continuing operations**	$0.44	$0.05	$0.01	$0.01	$0.51
Diluted shares used in calculation	101.1

* Reconciliation to GAAP provided on page 14
** Adjusted EPS may not sum across due to rounding.

13

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2016	2015
	(In Millions)
Net income	$76.7	$59.0
Loss from discontinued operations, net of tax, attributable to HealthSouth	0.1	0.3
Provision for income tax expense	39.7	30.3
Interest expense and amortization of debt discounts and fees	44.6	31.8
Professional fees—accounting, tax, and legal	0.2	2.2
Government, class action, and related settlements	—	8.0
Loss on early extinguishment of debt	2.4	1.2
Net noncash loss (gain) on disposal or impairment of assets	0.2	(1.5)
Depreciation and amortization	42.4	31.9
Stock-based compensation expense	4.5	9.4
Net income attributable to noncontrolling interests	(18.7)	(16.5)
Adjusted EBITDA	$192.1	$156.1

14

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended March 31,

	2016	2015
	(In Millions)
Net cash provided by operating activities	$159.7	$102.0
Impact of discontinued operations	0.2	0.1
Net cash provided by operating activities of continuing operations	159.9	102.1
Capital expenditures for maintenance	(17.7)	(18.3)
Dividends paid on convertible perpetual preferred stock	—	(1.6)
Distributions paid to noncontrolling interests of consolidated affiliates	(15.6)	(13.2)
Nonrecurring items:
Net premium on bond issuance/repayment	1.9	(8.0)
Encompass transaction costs and related assumed liabilities	0.5	17.7
Reliant/CareSouth transaction costs	0.3	—
Cash paid for:
Professional fees—accounting, tax, and legal	0.2	0.7
Adjusted free cash flow	$129.5	$79.4
For the three months ended March 31, 2016, net cash used in investing activities was $39.5 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended March 31, 2016 was $108.6 million and resulted primarily from the redemption of $50 million of 7.75% Senior Notes due 2022 in March 2016, cash dividends paid on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the three months ended March 31, 2015, net cash used in investing activities was $45.7 million and resulted primarily from capital expenditures, an acquisition, and the net change in restricted cash. Net cash provided by financing activities during the three months ended March 31, 2015 was $85.3 million and resulted primarily from the Company's public offering of 5.125% Senior Notes due 2023.

15

HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to financial guidance and anticipated acquisitions, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth's common or preferred stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, at Encompass, Reliant, or CareSouth; any adverse effects on HealthSouth's stock price resulting from the integration of Encompass, Reliant, or CareSouth; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information as well as unforeseen issues, if any, related to integration of Encompass' systems; the ability to successfully integrate Encompass, Reliant, or CareSouth, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in HealthSouth's ability to recover improperly denied claims through the administrative appeals process on a timely basis; HealthSouth's ability to adapt to changes in the healthcare delivery system, including involvement in coordinated care initiatives or programs that may arise with its referral sources; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2015 and Form 10-Q for the quarter ended March 31, 2016, when filed.

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